                                                                     Exhibit 4.1
________________________________________________________________________________





                          TYCO SUBMARINE SYSTEMS LTD.
                                   as Issuer



                                      AND


                             TYCO GROUP S.A.R.L.,
                                   as Holder



                             Master Loan Agreement



                          Dated as of March 23, 2000



                                _______________




________________________________________________________________________________

                               TABLE OF CONTENTS

ARTICLE ONE: DEFINITIONS.........................................................................     1

     SECTION 1.1  Certain Terms Defined..........................................................     1


ARTICLE TWO: NOTES..............................................................................      6

     SECTION 2.1  Issue Procedures Generally....................................................      6
     SECTION 2.2  Delivery of  Notes............................................................      6
     SECTION 2.3  Note Principal Limit; Series..................................................      6
     SECTION 2.4  Terms and Conditions of Notes.................................................      7
     SECTION 2.5  Form of Note; Registered......................................................      7
     SECTION 2.6  Execution of Notes............................................................      8
     SECTION 2.7  Date of Notes; Payments of Interest...........................................      8
     SECTION 2.8  Documents Required............................................................      8
     SECTION 2.9  Mutilated, Defaced, Detroyed, Lost and Stolen Notes...........................      8
     SECTION 2.10 Cancellation of Notes, Destruction Thereof....................................      9

ARTICLE THREE: COVENANTS OF THE ISSUER.........................................................      10

     SECTION 3.1  Payment of Principal and Interest............................................      10
     SECTION 3.2  Offices for Payments, etc....................................................      10
     SECTION 3.3  Certificate of the Issuer....................................................      10
     SECTION 3.4  Limitation on Indebtedness of Subsidiaries...................................      10
     SECTION 3.5  Limitations on Liens.........................................................      11
     SECTION 3.6  Limitation on Sale and Lease-Back Transactions...............................      13
     SECTION 3.7  Notice to Holder.............................................................      13

ARTICLE FOUR: EVENTS OF DEFAULT; REMEDIES OF THE HOLDER .......................................      14

     SECTION 4.1  Event of Default Defined; Acceleration of Maturity; Waiver of Default.........     14
     SECTION 4.2  Collection of Indebtedness by Holder; Holder May Prove Debt...................     15
     SECTION 4.3  Suits for Enforcement.........................................................     16
     SECTION 4.4  Restoration of Rights on Abandonment of Proceedings...........................     17
     SECTION 4.5  Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.......     17
     SECTION 4.6  Waiver of Past Defaults.......................................................     17

ARTICLE FIVE: SUPPLEMENTAL MASTER LOAN AGREEMENTS...............................................     18

     SECTION 5.1  Supplemental Master Loan Agreements...........................................     18
     SECTION 5.2  Effect of Supplemental Master Loan Agreements.................................     19
     SECTION 5.3  Notation on Notes in Respect of Supplemental Master Loan
                  Agreements....................................................................     19

ARTICLE SIX: CONSOLIDATION, MERGER, SALE OR CONVEYANCE..........................................     19

     SECTION 6.1  Issuer May Consolidate, etc., on Certain Terms................................     19
     SECTION 6.2  Successor Entity Substituted..................................................     19
     SECTION 6.3  Opinion of Counsel to Holder..................................................     20

ARTICLE SEVEN: REGISTERED FORM AND TRANSFERS BY HOLDER..........................................     20

     SECTION 7.1  Registered Form...............................................................     20
     SECTION 7.2  Transfer of Notes.............................................................     20
     SECTION 7.3  Obligation to Issue New Note..................................................     20
     SECTION 7.4  Payments Under Notes..........................................................     20

ARTICLE EIGHT: PRIORITY OF NOTES ...............................................................     21


ARTICLE NINE:  SATISFACTION AND DISCHARGE OF MASTER LOAN AGREEMENT..............................     21


ARTICLE TEN:   ADDITIONAL AMOUNTS; CERTAIN TAX PROVISIONS.......................................     21

     SECTION 10.1  Redemption Upon Changes in Withholding Taxes.................................     21
     SECTION 10.2  Payment of Additional Amounts................................................     22

ARTICLE ELEVEN: REDEMPTION OF NOTES.............................................................     24

     SECTION 11.1  Applicability of Article.....................................................     24
     SECTION 11.2  Notice of Redemption; Partial Redemptions....................................     24
     SECTION 11.3  Payment of Notes Called for Redemption.......................................     24
     SECTION 11.4  Funding Loss.................................................................     25

ARTICLE TWELVE: MISCELLANEOUS PROVISIONS........................................................     26

     SECTION 12.1  Incorporators, Shareholders, Officers and Directors of Issuer Exempt from
                   Individual Liability.........................................................     26
     SECTION 12.2  Provisions of Master Loan Agreement for the Sole Benefit of Parties..........     26

     SECTION 12.3  Successors and Assigns of Issuer Bound by Master Loan Agreement..............     26
     SECTION 12.4  Notices of Demands...........................................................     26
     SECTION 12.5  Officers' Certificates; Statements to Be Contained Therein...................     27
     SECTION 12.6  Payments Due on Saturdays, Sundays and Holidays..............................     28
     SECTION 12.7  New York Law to Govern.......................................................     28
     SECTION 12.8  Consent to Jurisdiction and Service of Process...............................     28
     SECTION 12.9  Judgment Currency............................................................     28
     SECTION 12.10 Counterparts.................................................................     29
     SECTION 12.11 Effect of Headings...........................................................     29

                             MASTER LOAN AGREEMENT
                             ---------------------

          THIS MASTER LOAN AGREEMENT, dated as of March 23, 2000, by and between TYCO SUBMARINE SYSTEMS LTD., a Delaware corporation (the "Issuer") and TYCO GROUP S.A.R.L., a company organized under the laws of the Grand Duchy of Luxembourg (the "Holder").

                                  WITNESSETH
                                  ----------


          WHEREAS, the Issuer has (i) duly authorized the issue from time to time of its unsecured notes or other evidences of indebtedness to be issued in one or more series (the "Notes") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Master Loan Agreement; (ii) provided for, among other things, the delivery and administration thereof, and (iii) duly authorized the execution and delivery of this Master Loan Agreement;

          WHEREAS, all things necessary to make this Master Loan Agreement a valid agreement according to its terms have been done;

          NOW, THEREFORE:

          In consideration of the premises, the Issuer and the Holder mutually covenant and agree as follows:

                                  ARTICLE ONE

                                  DEFINITIONS
                                  -----------

          SECTION 1.1  Certain Terms Defined. The following terms (except as
                       ---------------------
otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Master Loan Agreement and of any supplemental agreements hereto shall have the respective meanings specified in this Section. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the terms "generally accepted accounting principles" means such
                           ----------------------------------------
accounting principles as are generally accepted in the United States at the time of any computation. The words "herein", "hereof" and "hereunder" and other
                               ------    ------       ---------
words of similar import refer to this Master Loan Agreement as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.

          "Acquired Indebtedness" means Indebtedness of a Person (i) existing at
           ---------------------
the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets by such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

          "Affiliate" means, with respect to any specified Person:  (i) any
           ---------
other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 50% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person; (iii) any other Person 50% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting Notes, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Attributable Debt" means in connection with a Sale and Lease-Back
           -----------------
Transaction, as of any particular time, the aggregate of present values (discounted at a rate per annum equal to the average interest borne by all Outstanding Notes (or, if set forth in a resolution of the Board of Directors or a supplemental Master Loan Agreement pursuant to Section 2.4 with respect to one or more series, the Outstanding Notes of such series) determined on a weighted average basis and compounded semi-annually) of the obligations of the Issuer or any Restricted Subsidiary for net rental payments during the remaining term of the applicable lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease of any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

          "Board of Directors" means the Board of Directors of the Issuer.
           ------------------

          "Business Day" means, with respect to any Note, a day that in The City
           ------------
of New York and (if different) the city in which amounts are payable, as specified in the form of such Note, is not a day on which banking institutions are authorized by law or regulation to close.

          "Capital Stock" of any Person means any and all shares, interests,
           -------------
participations, rights in or other equivalents (however designated) of such Person's capital stock, other equity interests whether now outstanding or issued after the date of this Master Loan Agreement, partnership interests (whether general or limited), any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

          "Commission" means the Securities and Exchange Commission, as from
           ----------
time to time constituted, created under the Securities Exchange Act of 1934.

          "Consolidated Net Worth" means, at any date, the total assets less the
           ----------------------
total liabilities, in each case appearing on the most recently prepared consolidated balance sheet of the Issuer and its subsidiaries as of the end of a fiscal quarter of the Issuer, prepared in accordance with generally accepted accounting principles as in effect on the date of calculation.

          "Consolidated Tangible Assets" means, at any date, the total assets
           ----------------------------
less all intangible assets appearing on the most recently prepared consolidated balance sheet of the Issuer and its subsidiaries as of the end of the day of issue or end of a subsequent fiscal quarter of the Issuer, prepared in accordance with generally accepted accounting principles as in effect on the date of calculation. "Intangible Assets" means the amount (if any) which would be stated under the heading "Costs in Excess of Net Assets of Acquired Companies" or under any other heading relating to intangible assets separately listed, in each case on the face of the aforesaid consolidated balance sheet.

          "Drawdown Period" means the thirty (30) day period commencing on the
           ---------------
date hereof.

          "Event of Default" means any event or condition specified as such in
           ----------------
Section 4.1.

          "Funded Indebtedness" means any Indebtedness maturing by its terms
           -------------------
more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

          "Holder" means the Person identified as "Holder" in the first
           ------
paragraph hereof and any one or more successor Holders of any Note.

          "Indebtedness" means, without duplication, the maximum amount of lines
           ------------
of committed credit available and the principal or face amount of (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, notes or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles, (vi) financings secured by accounts receivables, and (vii) all Indebtedness of others guaranteed by the Issuer or any of its subsidiaries or for which the Issuer or any of its subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

          "Interest" means interest payable under a Note.
           --------

          "Interest Payment Date" means the date or dates specified in the Note
           ---------------------
on which Interest is payable by the issuer.

          "Issuer" means the Person identified as "Issuer" in the first
           ------
paragraph hereof and, subject to Article Six, its successors and assigns.

          "Issue Date" means the date specified in the Officers' Certificate
           ----------
pursuant to Section 2.1.

          "Master Loan Agreement" means this instrument as originally executed
           ---------------------
and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Notes established as contemplated hereunder.

          "Note" or "Notes" has the meaning stated in the first recital of this
           ----      -----
Master Loan Agreement, or, as the case may be, Notes that have been delivered under this Master Loan Agreement.

          "Non-Recourse Indebtedness" means Indebtedness upon the enforcement of
           -------------------------
which recourse may be had by the holder(s) thereof only to identified assets of the Issuer or any Subsidiary and not to the Issuer or any Subsidiary personally.

          "Officers' Certificate" means a certificate signed by the chairman or
           ---------------------
any vice chairman of the Board of Directors or the president or any vice president and or the treasurer or and either another of the preceding directors or officers or any assistant treasurer or the secretary or any assistant secretary of the Issuer, and delivered to the Holder. Each such certificate shall include the statements provided for in Section 12.5.

          "Outstanding", when used with reference to Notes shall mean, as of any
           -----------
particular time, all Notes delivered by the Issuer under this Master Loan Agreement, except

          (a)  Notes theretofore canceled by the Holder;

          (b) Notes, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been set aside, segregated and held in trust by the Issuer for the Holder, provided that if such
                                                     --------
     Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Holder shall have been made for giving such notice; and

          (c) Notes in substitution for which other Notes shall have been delivered, or which shall have been paid, pursuant to the terms of Section
     2.9 (except with respect to any such Note as to which proof satisfactory to the Holder is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

          "Permitted Subsidiary Indebtedness" means any of the following:  (i)
           ---------------------------------
Indebtedness in an aggregate amount, without duplication, not to exceed, as of the date of determination, Five Hundred Million United States dollars ($500,000,000) (which Indebtedness is exclusive of the Indebtedness described in clauses (ii) through (viii) hereof), (ii) Indebtedness owed to the Holder, Issuer or any Subsidiary, (iii) obligations under standby letters of credit, guarantees or similar arrangements supporting the performance of a Person under a contract or agreement in the ordinary course of business, (iv) obligations as lessee in the ordinary course of business which are capitalized in accordance with United States generally accepted accounting principles, (v) Indebtedness that was Permitted Subsidiary Indebtedness at the time that it was first incurred, (vi) Acquired Indebtedness that by its terms is not callable or redeemable prior to its stated maturity and that remains outstanding following such time as the Subsidiary obligated under such Acquired Indebtedness in good faith has made or caused to be made an offer to acquire all such Indebtedness, including, without limitation, an offer to exchange such Indebtedness for Notes of the Issuer, on terms which, in the opinion of an independent investment banking firm of national reputation and standing, are consistent with market practices in existence at the time for offers of a similar nature, provided that the initial expiration date of any such offer shall not be later than the expiration of the time period set forth in Section 3.7, (vii) Indebtedness equal to seventy five percent (75%) of Acquired Indebtedness, notwithstanding clause (vi), (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness referred to in clause (vii) of this definition of "Permitted Subsidiary Indebtedness" of a Subsidiary, including any successive refinancings so long as the borrower under such refinancing is such a Subsidiary and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing plus the lesser of (A) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (B) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of such Subsidiary incurred in connection with such refinancing.

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Principal" whenever used with reference to the Notes or any Note or
           ---------
any portion thereof, shall be deemed to include "and premium, if any".

          "Principal Property" means any manufacturing, processing or assembly
           ------------------
plant or facility or any warehouse or distribution facility which is used by any Subsidiary after the date hereof, other than any such plants, facilities, warehouses or portions thereof, which in the opinion of the Board of Directors of the Issuer, are not collectively of material importance to the total business conducted by the Issuer and its Restricted Subsidiaries as an entirety, or which, in each case, has a book value, on the date of the acquisition or completion of the initial construction thereof by the Issuer, of less than 1.5% of Consolidated Tangible Assets.

          "Responsible Officer" when used with respect to the Holder means any
           -------------------
vice president, the treasurer, the general manager, any managing director, any assistant vice president, any assistant treasurer, or any other officer or assistant officer of the Holder customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Subsidiary" means any Subsidiary which owns or leases a
           ---------------------
Principal Property.

          "Sale and Lease-Back Transaction" means an arrangement with any Person
           -------------------------------
providing for the leasing by the Issuer or a Restricted Subsidiary of any Principal Property whereby such Principal Property has been or is to be sold or transferred by the Issuer or a Restricted Subsidiary to such Person; provided, however, that the foregoing shall not apply to any such arrangement involving a lease for a term, including renewal rights, for not more than three years.

          "Subsidiary" means any Person of which at least a majority of the
           ----------
outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Issuer or by one or more Subsidiaries or by the Issuer and one or more Subsidiaries.

          "Term" means the period of time between the issue date and the
           ----
maturity date of a Note or a series of Notes, which period shall be mutually agreed upon by the Issuer and Holder and specified on the Note, provided in no event shall such period be less than 1 year or more than 20 years.

          "Vice President" when used with respect to the Issuer or the Holder,
           --------------
means any vice president, whether or not designated by a number or a word or words added before or after the title of "vice president".

          "Voting Stock" of a Person means Capital Stock of such Person of the
           ------------
class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or Holders of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                                  ARTICLE TWO

                                     NOTES
                                     -----

          SECTION 2.1  Issue Procedures Generally. On or prior to the Issue
                       --------------------------
Date of a Note or Notes of a series, the Issuer shall deliver to the Holder an Officers' Certificate stating the terms and conditions of the Note or Notes of a series to be issued as described in Section 2.4.

          SECTION 2.2  Delivery of Notes. On the Issue Date, the Issuer shall
                       -----------------
deliver the applicable duly completed and executed Note or Notes of a series to the Holder.

          SECTION 2.3  Note Principal Limit; Series. The aggregate principal
                       ----------------------------
amount of Notes which may be delivered under this Master Loan Agreement is limited to Seven Hundred Million United States dollars ($700,000,000), or its equivalent in any other currency as determined on the respective Issue Dates of any Notes not denominated in United States dollars. The Notes may be issued in one or more series.

          SECTION 2.4  Terms and Conditions of Notes. There shall be established
                       -----------------------------
by a resolution of the Board of Directors, or established in one or more Master Loan Agreements supplemental hereto, and set forth in the Officers' Certificate of the Issuer delivered to the Holder on or prior to the Issue Date and on the face of the Note or Notes:

          (1) the title or designation of the Note or Notes of the series (which shall distinguish the Note or Notes of the series from all other Notes);

          (2) the aggregate principal amount of the Note or Notes of the series to be delivered under the series, subject to the overall facility limit specified in Section 2.3, and except for Notes delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.9 or Section 11.3;

          (3) the Term of the Note or Notes of the series and the date or dates on which the principal of such Note or Notes of the series is repayable;

          (4) the rate or rates at which the Note or Notes of the series shall bear interest, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, and the Interest Payment Dates on which Interest shall be payable;

          (5) the place or places where the principal of and any Interest on the Note or Notes of the series shall be payable (if other than as provided in Section 3.2);

          (6) the priority of the Note or Notes of the series and whether the Notes of the series are to be subordinated with respect to the repayment of principal and/or the payment of Interest to any other Notes or series of Notes issued under this Master Loan Agreement;

          (7) if not United States dollars, the currency in which the principal amount of the Note or Notes of the series is stated and the currency in which repayment of principal and payment of Interest shall be made by the Issuer; and

          (8) any other terms of the series (which terms shall not be inconsistent with the provisions of this Master Loan Agreement).

          All Notes of any one series shall be substantially identical except as to principal amount and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors, or in any such Master Loan Agreement supplemental hereto, and as stated in the Officers' Certificate.

          SECTION 2.5  Form of Note; Registered. The Notes of each series shall
                       ------------------------
be substantially in the form of the Note attached as Exhibit A hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Master Loan Agreement and applicable Officers' Certificate, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Master Loan Agreement, as may be required to comply with any laws or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

          All Notes issued hereunder shall be in registered form and shall be transferable by the Holders only in accordance with the procedures set forth in Article Seven.

          SECTION 2.6  Execution of Notes. The Notes shall be signed on behalf
                       ------------------
of the Issuer by the chairman of its Board of Directors or any vice chairman of its Board of Directors or its president or any vice president or the treasurer and either another one of the preceding directors and officers or the treasurer or any assistant treasurer or its secretary or any assistant secretary, which signature may, but need not, be attested. Any Note may be signed on behalf of the Issuer by such Persons as, at the actual date of the execution of such Note, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Master Loan Agreement any such Person was not such an officer. Such signatures may be the manual signatures of the present or any future such officers. The seal of the Issuer may be impressed, affixed, imprinted or otherwise reproduced on the Notes. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Note that has been duly delivered by the Issuer.

          SECTION 2.7  Date of Notes; Payments of Interest.The Notes shall be
                       -----------------------------------
numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Holder as evidenced by the execution thereof.

          Each Note shall be dated the date of the Issue Date, shall bear interest from the Issue Date and shall be payable on the dates, in each case, which shall be specified as contemplated by Section 2.4.

          SECTION 2.8  Documents Required. On or prior to the Issue Date with
                       ------------------
respect to a Note or Notes of any series, the Issuer shall provide to the Holder the following:

          (a) a copy of any resolution or resolutions of the Board of Directors of the Issuer relating to the issuance of such Note or series of Notes, in each case certified by a director or by the secretary or any assistant secretary of the Issuer; and

          (b) an Officers' Certificate of the Issuer setting forth the form and terms of the Note or Notes as required pursuant to Sections 2.1 and 2.4.

          SECTION 2.9  Mutilated, Defaced, Destroyed, Lost and Stolen Notes. In
                       ----------------------------------------------------
case any Note shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer at its discretion may execute, and deliver a new Note of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and substitution for the Note so destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer at its discretion may instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Note).

          Upon the issuance of any substitute Note, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In addition, the Issuer may require as a condition for the issuance of any Note issued in exchange and substitution for a mutilated or defaced Note, or in lieu of and substitution for a Note destroyed, lost or stolen, that the Holder provide such guarantees, certifications and indemnifications as the Issuer may deem prudent in order to protect the Issuer against multiple claims with respect to a single Note.

          Every substitute Note of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Master Loan Agreement equally and proportionately with any and all other Notes of such series duly delivered hereunder. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other Notes without their surrender.

          SECTION 2.10  Cancellation of Notes; Destruction Thereof. All Notes
                        ------------------------------------------
surrendered for payment or redemption shall be canceled by the Issuer; and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Master Loan Agreement.

                                 ARTICLE THREE

                            COVENANTS OF THE ISSUER
                            -----------------------

          SECTION 3.1  Payment of Principal and Interest. The Issuer covenants
                       ---------------------------------
and agrees for the benefit of each Note and each series of Notes that it will duly and punctually pay or cause to be paid the principal of, and Interest on, each Note and each of the Notes of a series at the place or places, at the respective times and in the manner provided in such Note or Notes. The repayment of the principal amount of any Note and each payment of Interest on any Note shall be paid by wire transfer of same day funds to the bank accounts or accounts advised from time to time by the Holder in accordance with Section 12.4 or, at the election of the Holder, by mailing checks for such amounts to or upon the written order of the Holder.

          SECTION 3.2  Offices for Payments, etc. So long as any of the Notes
                       --------------------------
remain outstanding, the Issuer will maintain an office (a) where the Notes may be presented for payment and (b) where notices and demands to or upon the Issuer in respect of the Notes or of this Master Loan Agreement may be served. The Issuer will give to the Holder written notice of the location of any such office or agency and of any change of location thereof. Unless otherwise specified in accordance with Section 2.4, the Issuer hereby initially designates its office located at 60 Columbia Turnpike, Building A, Morristown, NJ 07960. In case the Issuer shall fail to so designate or maintain such office or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at any corporate office of the Issuer.

          SECTION 3.3  Certificate of the Issuer. So long as any of the Notes
                       -------------------------
remain outstanding, the Issuer will furnish to the Holder on or before March 31 in each year (beginning with 2001) a certificate (which need not comply with Section 12.5) executed by a principal executive, financial or accounting officer of the Issuer, as to his or her knowledge of the Issuer's compliance with all covenants and agreements under the Master Loan Agreement required to be complied with by the Issuer (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Master Loan Agreement). Such certificate need not include a reference to any non-compliance that has been fully cured prior to the date as of which such certificate speaks.

          SECTION 3.4  Limitation on Indebtedness of Subsidiaries. The Issuer
                       ------------------------------------------
will not cause or permit any Subsidiary, directly or indirectly, to create, incur, assume, guarantee or otherwise in any manner become liable for the payment of or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness but excluding any Permitted Subsidiary Indebtedness). For purposes of this Section, any Acquired Indebtedness shall not be deemed to have been incurred until 180 days from the date (a) the Person obligated on such Acquired Indebtedness becomes a Subsidiary or (b) the acquisition of assets in connection with which such Acquired Indebtedness was assumed is consummated.

          SECTION 3.5  Limitations on Liens.  After the date hereof and so long
                       --------------------
as any Notes are Outstanding, the Issuer will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness which is secured by a mortgage, pledge, security interest, lien or encumbrance (each a "lien") upon any Principal Property, or any shares of stock of or Indebtedness issued by any Restricted Subsidiary, whether now owned or hereafter acquired, without effectively providing that, for so long as such lien shall continue in existence with respect to such secured Indebtedness, the Notes (together with, if the Issuer shall so determine, any other Indebtedness of the Issuer ranking equally with the Notes, it being understood that for purposes hereof, Indebtedness which is secured by a lien and Indebtedness which is not so secured shall not, solely by reason of such lien, be deemed to be of different ranking) shall be equally and ratably secured by a lien ranking ratably with or equal to (or at the Issuer's option prior to) such secured Indebtedness; provided, however, that the foregoing covenant shall not apply to:

          (a) liens existing on the date the Note or Notes of the subject series are issued;

          (b) liens on the stock, assets or Indebtedness of a Person existing at the same time such Person becomes a Restricted Subsidiary unless created in contemplation of such Restricted Subsidiary becoming such;

          (c) liens on any assets or Indebtedness of a Person existing at the time such Person is merged into the Issuer or a Restricted Subsidiary or at the time of a purchase, lease or other acquisition of the assets of a corporation or firm as an entirety or substantially as an entirety by the Issuer or any Restricted Subsidiary;

          (d) liens on any Principal Property existing at the time of acquisition thereof by the Issuer or any Restricted Subsidiary, or liens to secure the payment of the purchase price of such Principal Property by the Issuer or any Restricted Subsidiary, or to secure any Indebtedness incurred, assumed or guaranteed by the Issuer or a Restricted Subsidiary for the purpose of financing all or any part of the purchase price of such Principal Property or improvements or construction thereon, which Indebtedness is incurred, assumed or guaranteed prior to, at the time of, or within one year after such acquisition (or in the case of real property, completion of such improvement or construction or commencement of full operation of such property, whichever is later); provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any Principal Property theretofore owned by the Issuer or a Restricted Subsidiary, other than the Principal Property so acquired, constructed or improved;

          (e) liens securing Indebtedness owing by any Restricted Subsidiary to the Issuer;

          (f) liens in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract, statute, rule or regulation or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction or improvement) of the

Principal Property subject to such liens (including but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

          (g) pledges, liens or deposits under worker's compensation or similar legislation, and liens thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Issuer or any Restricted Subsidiary is a party, or to secure the public or statutory obligations of the Issuer or any Restricted Subsidiary, or in connection with obtaining or maintaining self-insurance, or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, performance, appeal or customs bonds to which the Issuer or any Restricted Subsidiary is a party, or in litigation or other proceedings in connection with the matters heretofore referred to in this clause, such as, but not limited to, interpleader proceedings, and other similar pledges, liens or deposits made or incurred in the ordinary course of business;

          (h) liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Issuer or any Restricted Subsidiary with respect to which the Issuer or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment liens which are satisfied within 15 days of the date of judgment; or liens incurred by the Issuer or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Issuer or such Restricted Subsidiary is a party;

          (i) liens for taxes or assessments or governmental charges or levies not yet due or delinquent; or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord's liens on property held under lease; and any other liens or charges incidental to the conduct of the business of the Issuer or any Restricted Subsidiary, or the ownership of their respective assets, which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of the Board of Directors of the Issuer, materially impair the use of such assets in the operation of the business of the Issuer or such Restricted Subsidiary or the value of such Principal Property for the purposes of such business;

          (j) liens to secure the Issuer's or any Restricted Subsidiary's obligations under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business;

          (k) liens not permitted by the foregoing clauses (a) to (j), inclusive, if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries (without duplication) secured by all such liens not so permitted by the foregoing clauses (a) through
(j), inclusive, together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by paragraph (a) under Section 3.6 do not exceed $200,000,000; and

          (l) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any lien referred to in the foregoing clauses (a) to (k), inclusive; provided, however, that the principal amount of Indebtedness secured thereby unless otherwise excepted under clauses
(a) through (k) shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets (or any replacements therefor) which secured the lien so extended, renewed or replaced (plus improvements and construction on real property).

          SECTION 3.6  Limitation on Sale and Lease-Back Transactions.  The
                       ----------------------------------------------
Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction unless:

          (a) the Issuer or such Restricted Subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur Indebtedness secured by a lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, without equally and ratably securing the Notes pursuant to Section 3.5; or

          (b) the direct or indirect proceeds of the sale of the Principal Property to be leased are at least equal to the fair value of such Principal Property (as determined by the Issuer's Board of Directors) and an amount equal to the net proceeds from the sale of the property or assets so leased are applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of real property, commencement of the construction) of property or assets or to the retirement (other than at maturity pursuant to mandatory redemption provision) of Notes, or of Funded Indebtedness of the Issuer or a consolidated Subsidiary ranking on a parity with or senior to the Notes; provided that there shall be credited to the amount of net worth proceeds required to be applied pursuant to this clause (b) an amount equal to the sum of (i) the principal amount of Notes delivered within 180 days of the effective date of such Sale and Lease-Back Transaction to the Holder for retirement and cancellation and (ii) the principal amount of other Funded Indebtedness voluntarily retired by the Issuer within such 180-day period, excluding retirements of Notes and other Funded Indebtedness as a result of conversions or pursuant to mandatory sinking fund or mandatory prepayment provisions.


          SECTION 3.7  Notice to Holder.  The Issuer shall provide written
                       ----------------
notice to the Holder within 30 days of the occurrence of any Event of Default under Section 4.1.

                                 ARTICLE FOUR

                               EVENTS OF DEFAULT;
                             REMEDIES OF THE HOLDER
                             ----------------------

          SECTION 4.1  Event of Default Defined; Acceleration of Maturity;
                       ---------------------------------------------------
Waiver of Default.  An "Event of Default" with respect to Notes of any series
-----------------
wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of any installment of Interest upon or any Additional Amounts in respect of any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

          (b) default in the payment of all or any part of the principal on any of the Notes as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

          (c) default in the performance, or breach, of any covenant or agreement of the Issuer in respect of any Notes (other than a covenant or agreement in respect of a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after the date on which there has been given, by registered or certified mail, to the Issuer by the Holder written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (d) an event of default, as defined in any loan agreement, including this Master Loan Agreement, indenture or instrument evidencing or under which the Issuer on the date any determination shall be made under this clause (d), shall have outstanding at least $20,000,000 aggregate principal amount of Indebtedness for borrowed money (other than Non-Recourse Indebtedness), shall happen and be continuing and such event of default shall involve the failure to pay the principal of or interest on such Indebtedness (or any part thereof) on the final maturity date thereof after the expiration of any applicable grace period with respect thereto, or such Indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and such acceleration shall not be rescinded or annulled within ten Business Days after notice thereof shall have been given to the Issuer by the Holder (if such event be known to it), provided that, if such event of default under such loan agreement, indenture or instrument shall be remedied or cured by the Issuer, or waived by the Holder of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of the Holder.

          (e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer, in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer, or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (f) the Issuer, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

          (g) any other Event of Default provided in any supplemental Master Loan Agreement or resolution of the Board of Directors under which any Notes are issued or in the form of Note for any such series.

If an Event of Default occurs and is continuing, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, the Holder by notice in writing to the Issuer may declare the entire principal of all Outstanding Notes and Interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

          The foregoing provisions, however, are subject to the condition that if, at any time after the principal of all the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay a sum sufficient to pay all matured installments of Interest upon all the Notes and the principal of any and all Notes which shall have become due otherwise than by acceleration, with Interest upon such principal and, to the extent that payment of such Interest is enforceable under applicable law, on overdue installments of Interest, at the same rate as the rate of interest specified in the Notes (or at the respective rates of interest to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Holder, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Holder except as a result of negligence or bad faith, and if any and all Events of Default under the Master Loan Agreement, other than the non-payment of the principal of Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein -- then and in every such case the Holder by written notice to the Issuer may waive all defaults with respect to all the Notes and rescind and annul such declaration and its consequences, but no such waiver or recession and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

          SECTION 4.2  Collection of Indebtedness by Holder; Holder May Prove
                       ------------------------------------------------------
Debt. The Issuer, covenants that (a) in case default shall be made in the
----
payment of any installment of Interest on any Note or Notes of any series when such Interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any Note or Notes of any series when the same shall have become due and payable, whether upon maturity of the Note or Notes of such series or upon any redemption or by declaration or otherwise, -- then upon demand of the Holder, the Issuer, will pay to the Holder the whole amount that then shall have become due and payable on all Notes for principal or Interest, as the case may be (with Interest to the date of such payment upon the overdue principal and to the extent that payment of such interest is enforceable under applicable law, on overdue installments of Interest at the same rate as the rate specified in the Notes).

          Until such demand is made by the Holder, the Issuer may pay the principal of and Interest on a Note or Notes of any series to the Holder, whether or not the principal of and Interest on a Note or Notes of a series is overdue.

          In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Holder shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer upon such Notes and collect in the manner provided by law out of the property of the Issuer upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

          In case there shall be pending proceedings relative to the Issuer upon a Note or Notes of any series under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, its property or in case of any other comparable judicial proceedings relative to the Issuer upon the Note or Notes of any series, or to the creditors or property of the Issuer the Holder, irrespective of whether the principal of any Note or Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Holder shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

          (a) to file and prove a claim or claims for the whole amount of principal and Interest owing and unpaid in respect of a Note or Notes of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Holder (including any claim for agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred) allowed in any judicial proceedings relative to the Issuer upon a Note or Notes of any series, or to the creditors or property of the Issuer;

          (b) to collect and receive any moneys or other property payable or deliverable on any such claims.

          SECTION 4.3  Suits for Enforcement.  In case an Event of Default has
                       ---------------------
occurred, has not been waived and is continuing, the Holder may in its discretion proceed to protect and enforce the rights vested in it by this Master Loan Agreement by such appropriate judicial proceedings as the Holder shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Master Loan Agreement or in aid of the exercise of any power granted in this Master Loan Agreement or to enforce any other legal or equitable right vested in the Holder by this Master Loan Agreement or by law.

          SECTION 4.4  Restoration of Rights on Abandonment of Proceedings.  In
                       ---------------------------------------------------
case the Holder shall have proceeded to enforce any right under this Master Loan Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Holder, then and in every such case the Issuer and the Holder shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer and the Holder shall continue as though no such proceedings had been taken.

          SECTION 4.5  Powers and Remedies Cumulative; Delay or Omission Not
                       -----------------------------------------------------
Waiver of Default.  No right or remedy herein conferred upon or reserved to the
-----------------
Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Master Loan Agreement or by law to the Holder may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

          Nothing in this Master Loan Agreement shall impair the right of the Holder in its discretion to take any action deemed proper by the Holder.

          SECTION 4.6  Waiver of Past Defaults.  Prior to a declaration of the
                       -----------------------
acceleration of the maturity of a Note or Notes of any series as provided in
Section 4.1, the Holder may waive any past default or Event of Default described in clause (c) of Section 4.1 which relates to less than all series of Notes then Outstanding. Prior to a declaration of acceleration of the maturity of a Note or Notes of any series as provided in Section 4.1, the Holders may waive any past default or Event of Default referred to in said clause (c) which relates to all series of Notes then outstanding, or described in clause (d), (e) or (f) of
Section 4.1. In the case of any such waiver, the Issuer and the Holder of each series affected shall be restored to their former positions and rights hereunder, respectively.

          Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Master Loan Agreement; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                                  ARTICLE FIVE

                      SUPPLEMENTAL MASTER LOAN AGREEMENTS
                      -----------------------------------


          SECTION 5.1  Supplemental Master Loan Agreements.  The Issuer, when
                       ------------------------------------
authorized by resolutions of its Board of Directors, and the Holder may from time to time and at any time enter into a Master Loan Agreement supplemental hereto for one or more of the following purposes:

          (a) to convey, transfer, assign, mortgage or pledge to the Holder as security for a Note or Notes of one or more series any property or assets;

          (b) to evidence the succession of another corporation as Issuer, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer pursuant to Article Six;

          (c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as its Board of Directors and the Holder shall consider to be for the protection of the Holder, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Master Loan Agreement as herein set forth; provided, that
                                                                 --------
     in respect of any such additional covenant, restriction, condition or provision such supplemental Master Loan Agreement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Holder upon such an Event of Default or may limit the right of the Holder to waive such an Event of Default;

          (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental Master Loan Agreement which may be defective or inconsistent with any other provision contained herein or in any supplemental Master Loan Agreement; or to make such other provisions in regard to matters or questions arising under this Master Loan Agreement or under any supplemental Master Loan Agreement as the Board of Directors of the Issuer may deem necessary or desirable and which shall not adversely affect the interests of the Holder in any material respect; and

          (e) to establish the form or terms of a Note or Notes of any series as permitted by Sections 2.1 and 2.4.

          Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by a managing director or the secretary or an assistant secretary of the Issuer authorizing the execution of any such supplemental Master Loan Agreement and an officer's certificate, and upon the consent of the Holder, the Holder shall join with the Issuer in the execution of such supplemental Master Loan Agreement. Notwithstanding the foregoing, nothing in this Section shall obligate the Holder to enter into any such supplemental Master Loan Agreement.

          SECTION 5.2  Effect of Supplemental Master Loan Agreements.  Upon the
                       ---------------------------------------------
execution of any supplemental Master Loan Agreement pursuant to the provisions hereof, this Master Loan Agreement shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Master Loan Agreement of the Holder and the Issuer shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental Master Loan Agreement shall be and be deemed to be part of the terms and conditions of this Master Loan Agreement for any and all purposes.

          SECTION 5.3  Notation on Notes in Respect of Supplemental Master Loan
                       --------------------------------------------------------
Agreements.  A Note or Notes of any series issued after the execution of any
----------
supplemental Master Loan Agreement pursuant to the provisions of this Article may bear a notation in form approved by the Holder for such series as to any matter provided for by such supplemental Master Loan Agreement or as to any action taken at any such meeting. If the Issuer or the Holder shall so determine, a new Note or Notes of any series so modified as to conform, in the opinion of the Holder and the Board of Directors of the Issuer, to any modification of this Master Loan Agreement contained in any such supplemental Master Loan Agreement may be prepared by the Issuer and delivered in exchange for such Note or Notes then outstanding.


                                  ARTICLE SIX

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE
                   ------------------------------------------

          SECTION 6.1  Issuer May Consolidate, etc., on Certain Terms.   The
                       -----------------------------------------------
Issuer covenants that it will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, unless (a) the Issuer shall be the continuing entity, or the successor entity or the Person which acquires by sale or conveyance substantially all the assets of the Issuer shall expressly assume the due and punctual payment of the principal of and Interest on all the Notes according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements of this Master Loan Agreement to be performed or observed by the Issuer as the case may be, by supplemental Master Loan Agreement satisfactory to the Holder, executed and delivered to the Holder by such corporation, and (b) the Issuer or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or agreement.

          SECTION 6.2  Successor Entity Substituted.  In case of any such
                       ----------------------------
consolidation, merger, sale or conveyance in which the Issuer is not the continuing entity, and following such an assumption by the successor entity, such successor entity shall succeed to and be substituted for the Issuer with the same effect as if it had been originally named herein.

          In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

          In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor entity which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Master Loan Agreement and the Notes, and the Issuer or any such successor entity may be liquidated and dissolved.

          SECTION 6.3  Opinion of Counsel to Holder.  Upon the request of the
                       ----------------------------
Holder, the Issuer shall obtain an opinion of counsel, who shall be satisfactory to the Holder, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Master Loan Agreement.


                                 ARTICLE SEVEN

                    REGISTERED FORM AND TRANSFERS BY HOLDER
                    ---------------------------------------

          SECTION 7.1  Registered Form.  Each Note issued by the Issuer shall be
                       ---------------
in registered form as to both principal and Interest with respect to the Note.

          SECTION 7.2  Transfer of Notes.  Subject to Section 7.3, a transfer of
                       -----------------
a Note by the Holder shall be effected by the surrender of such Note to the Issuer and the issuance of a new Note or Notes to the new Holder or Holders.
The Issuer shall execute and deliver a new Note of the same series, with the same terms and conditions, and bearing a number not contemporaneously outstanding, in exchange and substitution for the transferred Note. For all purposes of this Master Loan Agreement, the new Holder of a new Note issued pursuant to the provisions of this Section shall succeed to and be substituted for the transferring Holder with respect to such Note with the same effect as if it had been originally named herein as the "Holder" of such Note.

          SECTION 7.3  Obligation to Issue New Note.  The Issuer shall be
                       ----------------------------
obligated to issue new Notes in accordance with the terms of Section 7.2 provided (a) the transferring Holder and/or the new Holder pay to the Issuer a sufficient amount to cover any tax or any other governmental charge that may be imposed as a result of such transfer and issuance and (b) such transfer does not impose an obligation on the Issuer to pay Additional Amounts in accordance with Article Ten which the Issuer would not otherwise have been obligated to pay if such Note or Notes had been retained by the Holder.

          SECTION 7.4   Payments Under Notes.  The Issuer shall pay all
                        --------------------
principal and Interest under a Note or a series of Notes only to the Person in whose name the Note or Notes have been issued and registered hereunder.
Payments of principal and Interest to such Person will relieve the Issuer of any and all legal obligations (whether expressed or implied) with respect to such payments under this Master Loan Agreement, regardless of whether such Person has transferred or assigned, or has attempted to transfer or assign, such Note or Notes other than in accordance with this Article Seven, with or without notice to the Issuer.

                                 ARTICLE EIGHT

                               PRIORITY OF NOTES
                               -----------------

          All Notes issued under this Master Loan Agreement (except as otherwise provided in Sections 3.5 and 5.1(a)) shall rank pari passu with all other unsecured Indebtedness of the Issuer whether outstanding as of the date hereof or incurred subsequent to the date hereof. Notwithstanding the foregoing, if so provided in the Officers' Certificate and described in the applicable Note or series of Notes (the "Subordinated Note or Notes"), the Holder's right to repayment of principal of and to payment of Interest on a Subordinated Note or Notes shall be subordinated to the right of repayment of principal of and/or of payment of Interest on any other Note or series of Notes issued hereunder as may be designated in such Subordinated Note or Notes.


                                 ARTICLE NINE.

              SATISFACTION AND DISCHARGE OF MASTER LOAN AGREEMENT
              ---------------------------------------------------

          If at any time (a) the Issuer shall have paid or caused to be paid the principal of and Interest on a Note or on all the Notes of any series outstanding hereunder (other than a Note or any Notes of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9) as and when the same shall have become due and payable, or (b) the Issuer shall have canceled a Note or all Notes of any series (other than a Note or any Notes of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.9), then this Master Loan Agreement shall cease to be of further effect with respect to such Note or Notes (except as to the rights, obligations and immunities of the Holder hereunder), and the Holder, on demand of the Issuer accompanied by an Officers' Certificate and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Master Loan Agreement with respect to such Note or series of Notes.


                                 ARTICLE TEN.

                  ADDITIONAL AMOUNTS; CERTAIN TAX PROVISIONS
                  ------------------------------------------

          SECTION 10.1  Redemption Upon Changes in Withholding Taxes.  The Notes
                        --------------------------------------------
of any series may be redeemed, as a whole but not in part, at the election of the Issuer, upon not less than 30 nor more than 60 days notice (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued interest, if any, to the redemption date and Additional Amounts (as defined in Section 10.2), if any, if as a result of any amendment to, or change in, the laws or regulations of the United States or any political subdivision or taxing authority thereof or therein having power to tax (a "Taxing Authority"), or any change in the application or official interpretation of such laws or regulations which amendment or change becomes effective after the date the Notes of such series are issued, or the entry into, amendment or change to an income tax treaty between the United States and the jurisdiction of residence of the Holder which entry, amendment or change has become or will be become effective after the date the Notes of such series are issued, the Issuer has become or will become obligated to pay Additional Amounts, on the next date on which any amount would be payable with respect to the Notes of such series, and such obligation cannot be avoided by the use of reasonable measures available to the Issuer; provided, however, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts, and (b) at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the giving of any notice of redemption described in this paragraph, the Issuer shall deliver to the Holder (i) an Officers' Certificate of the Issuer stating that the obligation to pay Additional Amounts cannot be avoided by the Issuer taking reasonable measures available to it and (ii) a written opinion of independent legal counsel to the Issuer of recognized standing to the effect that the Issuer has or will become obligated to pay Additional Amounts as a result of a change, amendment, official interpretation or application described above and that the Issuer cannot avoid the payment of such Additional Amounts by taking reasonable measures available to it.

          SECTION 10.2  Payment of Additional Amounts.  All payments made by the
                        -----------------------------
Issuer under or with respect to a Note or Notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Taxing Authority ("Taxes"), unless the Issuer, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. In the event that the Issuer is required to so withhold or deduct any amount for or on account of any Taxes from any payment made under or with respect to a Note or Notes, the Issuer will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by the Holder (including Additional Amounts) after such withholding or deduction will equal the amount that the Holder would have received if such Taxes had not been required to be withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made the Holder to the extent:

          (a) that any such Taxes would not have been so imposed but for the existence of any present or former connection between the Holder and the Taxing Authority imposing such Taxes (other than the mere receipt of such payment, acquisition, ownership or disposition of such Note or Notes or the exercise or enforcement of rights under such Note or Notes or this Master Loan Agreement);

          (b) of any estate, inheritance, gift, sales, transfer, or personal property Tax imposed with respect to such Notes, except as otherwise provided herein;

          (c) that any such Taxes would not have been so imposed but for the presentation of such Notes (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever is later, except to the extent that the

     Holder thereof would have been entitled to Additional Amounts had the Notes been presented for payment on any date during such 30-day period; or

          (d) that the Holder would not be liable or subject to such withholding or deduction of Taxes but for the failure to make a valid declaration of non-residence or other similar claim for exemption, if (x) the making of such declaration or claim is required or imposed by statute, treaty, regulation, ruling or administrative practice of the relevant Taxing Authority as a precondition to an exemption from, or reduction in, the relevant Taxes, and (y) at least 60 days prior to the first payment date with respect to which this clause (d) shall apply, the Issuer shall have notified the Holder in writing that the Holder shall be required to provide such declaration or claim.

     The Issuer will also (i) make such withholding or deduction of Taxes and
(ii) remit the full amount of Taxes so deducted or withheld to the relevant Taxing Authority in accordance with all applicable laws. The Issuer will use its reasonable best efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Issuer will, upon request, make available to the Holder, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuer, or if, notwithstanding the Issuer's efforts to obtain such receipts, the same are not obtainable, other evidence of such payments by the Issuer.

     At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Holder an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable.

     The foregoing provisions shall survive any termination of the discharge of this Master Loan Agreement and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer is organized or is engaged in business for tax purposes or any political subdivisions or taxing authority or agency thereof or therein.

     In addition, the Issuer will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest, penalties and Additional Amounts with respect thereto, payable in the United States or any political subdivision or taxing authority of or in the foregoing in respect of the creation, issue, offering, enforcement, redemption or retirement of any Note.

     Whenever in this Master Loan Agreement or the Notes there is mentioned, in any context, the payment of principal, redemption price, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

                                ARTICLE ELEVEN

                              REDEMPTION OF NOTES
                              --------------------

          SECTION 11.1  Applicability of Article.  The provisions of this
                        ------------------------
Article Eleven shall be applicable to any redemption pursuant to Section 10.1 and to the Note or Notes of any series which are redeemable before their maturity.

          SECTION 11.2  Notice of Redemption; Partial Redemptions.  Notice of
                        -----------------------------------------
redemption to the Holder of Notes of a series to be redeemed as a whole or in part at the option of the Issuer shall be given by the Issuer by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of a series of Notes designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note of such series.

          The notice of redemption to the Holder shall specify the principal amount of each Note of such series held by the Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Note of a series is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes of such series in principal amount equal to the unredeemed portion thereof will be issued. Notes may be redeemed in part in multiples equal to the minimum authorized denomination for Notes of such series or any multiple thereof.

          For all purposes of this Master Loan Agreement, unless the context otherwise requires, all provisions relating to the redemption of Notes of any series shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

          SECTION 11.3  Payment of Notes Called for Redemption.  If notice of
                        --------------------------------------
redemption has been given as above provided, the Note, Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with Interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Notes at the redemption price, together with interest accrued to said date) Interest on the Notes or portions of Notes so called for redemption shall cease to accrue and such Notes shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Master Loan Agreement, and the Holder shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid Interest to the date fixed for redemption. On presentation and surrender of such Notes at a place of payment specified in said notice, said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with Interest accrued thereon to the date fixed for redemption in accordance with the payment procedures for the repayment of principal and payment of Interest on Notes of a series as set forth in Section 3.1.

          For all purposes of this Article Eleven, the redemption price for any redemption pursuant to Section 10.1 shall be an amount equal to the principal amount of the Note or Notes to be redeemed. For any other redemption, the redemption price of a Note or Notes to be redeemed shall be an amount equal to the principal amount of the Note or Notes to be redeemed, unless a higher amount is specified in such Note or Notes.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by the Note.

          Upon presentation of any Note redeemed in part only, the Issuer shall execute and deliver to or on the order of the Holder at the expense of the Issuer, a new Note or Notes of such series, of authorized denominations, in a principal amount equal to the unredeemed portion of the Note so presented.

          SECTION 11.4  Funding Loss.  In addition to the redemption price, the
                        ------------
Issuer shall pay to the Holder on the date fixed for redemption an amount equal to the funding loss incurred or to be incurred by the Holder with respect to the Note or Notes to be redeemed. The "funding loss" means the incremental funding and/or reinvestment cost incurred or to be incurred by the Holder as a result of the prepayment of the principal amount of the Note or Notes to be redeemed in accordance with this Article Eleven, but not including any opportunity loss or cost deemed to have been incurred as a result of such redemption. Unless otherwise established by the Holder, the "incremental funding cost" for a Note or Notes denominated in United States dollars means (a) the excess of the interest rate as of the Issue Date for an applicable United States Treasury bill, note or bond with a term to maturity comparable to the original Term of the Note or Notes to be redeemed over the interest rate as of the date of calculation for an applicable United States Treasury bill, note or bond with a term to maturity comparable to the remaining portion of the Term of the Note or Notes to be redeemed multiplied by (b) the number of days in the remaining portion of the Term of the Note or Notes to be redeemed divided by 360 days multiplied by (c) the principal amount of the Note or Notes to be redeemed.

          The Holder shall determine the amount of its funding loss attributable to a Note or Notes to be redeemed in good faith not more than five Business Days prior to the date fixed for redemption of such Note or Notes, and shall advise the Issuer in writing of the amount of the Holder's funding loss no less than three Business Days prior to the date fixed for redemption of such Note or Notes. The good faith determination of the amount of the funding loss by the Holder shall be binding on the Issuer absent manifest error.

                                ARTICLE TWELVE

                           MISCELLANEOUS PROVISIONS
                           ------------------------

          SECTION 12.1  Incorporators, Shareholders, Officers and Directors of
                        ------------------------------------------------------
Issuer Exempt from Individual Liability.  No recourse under or upon any
---------------------------------------
obligation, covenant or agreement contained in this Master Loan Agreement, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future shareholder, officer or director, as such, of the Issuer, either directly or through the Issuer, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holder and as part of the consideration for, and as a condition of, the issue of the Notes.

          SECTION 12.2  Provisions of Master Loan Agreement for the Sole Benefit
                        --------------------------------------------------------
of Parties.  Nothing in this Master Loan Agreement or in the Notes, expressed or
----------
implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and any legal or equitable right, remedy or claim under this Master Loan Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors.

          SECTION 12.3  Successors and Assigns of Issuer Bound by Master Loan
                        -----------------------------------------------------
Agreement.  All the covenants, stipulations, promises and agreements in this
---------
Master Loan Agreement contained by or in behalf of the Issuer shall bind its successors and assigns, whether so expressed or not. The Issuer shall not assign or otherwise transfer any of its rights or obligations under this agreement without the prior written consent of the Holder, which consent may be withheld for any reason..

          SECTION 12.4  Notices and Demands.  Any notice or demand which must be
                        -------------------
made or is allowed to be made in accordance with this Master Loan Agreement must be made in writing and may be delivered personally, sent by special messenger service (courier) with a delivery voucher, sent by registered first class mail with postage prepaid or transmitted by facsimile. The notice or demand may be transmitted by facsimile provided that the original of such notice or demand is sent by special messenger service or by registered first class mail in accordance with the provisions in this Section. Any notice or demand which must be made or is allowed to be made in accordance with this Master Loan Agreement will be deemed made (i) on the date delivered, if delivered personally, (ii) on the date the voucher is signed, if sent by special messenger service (courier) or (iii) three Business Days after mailing if sent by registered first class mail. For the purpose of this Master Loan Agreement, until such time as a written notice of a change of address or of a change in contact information is delivered to the other party, the address and contact information of each party is as follows:

     Issuer:  60 Columbia Turnpike, Building A
              Morristown, NJ 07960
              Tel: (973) 656-8775
              Fax: (973) 656-8805
              Contact:  Secretary

  Holder: Schwertstrasse 9
          CH-8200 Schaffhausen
          Switzerland
          Tel: (41) 52 633 0255
          Fax: (41) 52 633 0259
          Contact: Secretary

          In case, by reason of the suspension of or irregularities in regular mail or courier service, it shall be impracticable to mail or deliver notice to the Issuer or the Holder when such notice or demand is required to be given pursuant to any provision of this Master Loan Agreement, then any manner of giving such notice or demand as shall be satisfactory to the Holder shall be deemed to be a sufficient giving of such notice or demand.

          SECTION 12.5  Officers' Certificates; Statements to Be Contained
                        --------------------------------------------------
Therein.  Upon any application or demand by the Issuer to the Holder to take any
-------
action under any of the provisions of this Master Loan Agreement, the Issuer shall furnish to the Holder an Officers' Certificate stating that all conditions precedent provided for in this Master Loan Agreement relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Master Loan Agreement relating to such particular application or demand, no additional certificate or opinion need be furnished.

          Each certificate provided for in this Master Loan Agreement and delivered to the Holder with respect to compliance with a condition or covenant provided for in this Master Loan Agreement shall include (a) a statement that the Person making such certificate has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based,
(c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

          Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous. Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

          Any certificate or opinion of any independent firm of public accountants filed with the Holder shall contain a statement that such firm is independent.

          SECTION 12.6  Payments Due on Saturdays, Sundays and Holidays.  If the
                        -----------------------------------------------
date of maturity of Interest on or principal of the Notes of any series or the date fixed for redemption or repayment of any such Note shall not be a Business Day, then payment of Interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and affect as if made on the date of maturity or the date fixed for redemption, and no Interest shall accrue for the period after such date.

          SECTION 12.7  New York Law to Govern.  This Master Loan Agreement and
                        ----------------------
each Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, without regard to principles of the conflict of laws thereof.

          SECTION 12.8  Consent to Jurisdiction and Service of Process.   The
                        -----------------------------------------------
Issuer and Holder agree that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Master Loan Agreement, any Note or any other document or the transactions contemplated hereby or thereby may be instituted in any state or federal court in The City of New York, State of New York, United States of America, irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, irrevocably waives to the fullest extent permitted by law any claim that and agrees not to claim or plead in any court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding or for recognition and enforcement of any judgment in respect thereof.

          To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Master Loan Agreement, the Notes, or any other documents or actions to enforce judgments in respect of any thereof, the Issuer hereby irrevocably waives such immunity, and any defense based on such immunity, in respect of its obligations under the above-referenced documents and the transactions contemplated thereby, to the extent permitted by law.

          SECTION 12.9  Judgment Currency.  If pursuant to a judgment or order
                        ------------------
being made or registered against the Issuer, any payment under or in connection with this Master Loan Agreement, any Notes to the Holder is made or satisfied in a currency (the "Judgment Currency") other than in United States dollars then, to the extent that the payment (when converted into United States dollars at the rate of exchange on the date of payment or, if it is not practicable for the Holder to purchase United States dollars with the Judgment Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Holder falls short of the amount due under the terms of this Master Loan Agreement or any Notes, the Issuer shall, to the extent permitted by law, as a separate and independent obligation, indemnify and hold harmless the Holder against the amount of such short fall and such indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. For the purpose of this Section, "rate of exchange" means the rate at which the Holder is able on the relevant date to purchase United States dollars with the Judgment Currency and shall take into account any premium and other costs of exchange.

          SECTION 12.10  Counterparts.  This Master Loan Agreement may be
                         ------------
executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 12.11  Effect of Headings.  The Article and Section headings
                         ------------------
herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


          IN WITNESS WHEREOF, the parties hereto have caused this Master Loan Agreement to be duly executed as of March 23, 2000.


                                   TYCO SUBMARINE SYSTEMS LTD., as Issuer


                                   By:_______________________________________
                                   Name:  Michael A. Robinson
                                   Title: Treasurer


                                   TYCO GROUP S.A.R.L., as Holder


                                   By:_______________________________________
                                   Name:  Richard Brann
                                   Title: General Manager

                                   EXHIBIT A

                                     NOTE
                                                                  March 23, 2000


     On March 23, 2000, for value received, TYCO SUBMARINE SYSTEMS LTD., a Delaware corporation (hereinafter called the "Issuer"), hereby promises to pay to the order of TYCO GROUP S.A.R.L., a company organized under the laws of the Grand Duchy of Luxembourg (the "Holder"), the unpaid principal amount of this
Note issued by the Issuer to the Holder pursuant to Article Three of the Master Loan Agreement (as defined below), and to pay Interest on the unpaid principal amount of the Note in accordance with Master Loan Agreement on the Interest Payment Dates in accordance with the terms and conditions of the Master Loan Agreement and as specified as follows:

     Note Series Designation:
     Number of Notes in Series:
     Note Certificate Number:

     Issue Date:
     Maturity Date:
     Term of Note:

     Currency of Note:
     Principal Amount of Note:
     Principal Repayable in Installments:
             Number of Installments:
             Principal Repayment Dates:
             Amount of Principal Installment:

     Interest Rate Per Annum:         ______%
     360 or 365 Day Year:
     Interest Payment Dates per Year: March 15, June 15, September 15 and December 15

     Place of Payment of Interest and Principal:

     Redeemable Prior to Maturity:
     Redemption Price:              Redemption Date      Redemption Price as
                                    During  Period       Percentage of Principal
                                    ------------------   -----------------------



     Priority:
     If Subordinated,
             Designation of Notes Series Senior to this Note:
             Subordinated as to Payment of Principal:
             Subordinated as to Payment of Interest:

     Payments of principal and Interest under this Note shall be made in United States dollars by wire transfer of immediately available funds to the bank account or accounts as advised from time to time by the Holder in accordance with Section 12.4 of the Master Loan Agreement.

     This Note is a Note evidencing an advance under the Master Loan Agreement dated as of March 23, 2000, between the Issuer and Holder, which provides, among other things, for the issuance of Notes in one or more series by the Issuer up to an aggregate principal amount of Seven Hundred Million United States dollars (US$700,000,000), or its equivalent in any other currency (as determined on the respective Issue Dates of all such Notes), for the repayment of such Notes, and for the acceleration of the maturity of said Notes following an event of default, all on the terms set forth in said Master Loan Agreement and in this Note.

     Unless otherwise specified herein, all capitalized terms herein will be as defined in the Master Loan Agreement.

                                        For and on Behalf of
                                        TYCO SUBMARINE SYSTEMS LTD.


                                        By: ____________________________
                                        Name:
                                        Title:


                                        By: ____________________________
                                        Name:
                                        Title:

                                      -2-